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                                                                    Exhibit 99.2



                                FORM OF ELECTION

            PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS CONTAINED BELOW

         IMPORTANT: THIS FORM OF ELECTION, PROPERLY COMPLETED AND EXECUTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE MUST BE RECEIVED BY FIRST NATIONAL BANK OF BOSTON (THE "EXCHANGE AGENT") PRIOR TO THE CLOSE OF BUSINESS (5:00 P.M. NEW YORK CITY TIME ) ON ____________, 1998 (THE "ELECTION DEADLINE").

         HOLDERS OF MEDICUS COMMON STOCK SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS WHICH WILL BE SENT PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER. HOLDERS OF MEDICUS COMMON STOCK NEED ONLY RETURN THIS FORM OF ELECTION PRIOR TO THE ELECTION DEADLINE.

         NOTWITHSTANDING THE ELECTIONS MADE BELOW, THE AMOUNT OF CASH AND THE NUMBER OF SHARES OF QUADRAMED COMMON STOCK TO BE ISSUED IN THE MERGER IS SUBJECT TO PRORATION IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT.

                                EXCHANGE AGENT:
                         FIRST NATIONAL BANK OF BOSTON

          If by Mail:             If by Hand:           If by Overnight Courier:


          Facsimile (for eligible institutions only):  (___) ___-____
              Confirm facsimile by telephone ONLY:  (781) 575-2338


         This Form of Election and any other required documents should be sent by each holder of Medicus Common Stock (as defined below) to the Exchange Agent at one of the addresses set forth above. Delivery of this Form of Election to an address other than as set forth above will not constitute a valid delivery. If you have any questions regarding this Form of Election, please call the Exchange Agent collect at (781) 575-2338.

                   NOTE:  SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

         The undersigned agrees to deliver the stock certificates (the "Certificates") identified in Column 1 of Box A below representing the total number of shares of Common Stock of Medicus Systems Corporation ("Medicus"), par value $.01 per share (the "Medicus Common Stock"), set forth in Column 2 of Box A. Delivery of the Certificates will be made in accordance with instructions provided by the Exchange Agent promptly after the effective time of the Merger, as described below.

         The Medicus Common Stock is being purchased pursuant to the terms of an Agreement and Plan of Reorganization, dated as of November 9, 1997 (the "Merger Agreement"), by and among QuadraMed Corporation and Medicus, pursuant to which a wholly owned subsidiary of QuadraMed will be merged with and into Medicus
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(the "Merger"), and each share of Medicus Common Stock issued and outstanding at the effective time of the Merger will be converted into the right to receive any of (i) a cash payment of $7.50 per share of Medicus Common Stock (a "Cash Election"), (ii) 0.3125 shares of Common Stock, par value $.01 per share, of QuadraMed (the "QuadraMed Common Stock") for each share of Medicus Common Stock (a "Stock Election"), subject to adjustment and certain limitations as provided in the Merger Agreement, or (iii) a combination of cash and QuadraMed Common Stock.

         Column 3 of Box A indicates the total number of shares of Medicus Common Stock to be surrended by the undersigned. The total number of Medicus Common Stock listed in Column 4 of Box A represent the undersigned's Cash Election and shall be converted into cash upon consummation of the Merger at the rate of $7.50 per share of Medicus Common Stock. The total number of Medicus Common Stock listed in Column 5 of Box A represent the undersigned's Stock Election and shall be converted into .3125 shares of QuadraMed Common Stock, subject to adjustment and certain limitations as provided in the following paragraph (the "Exchange Ratio").

         The Exchange Ratio is subject to the following adjustments: (1) if the QuadraMed Stock Value exceeds $27.60, then the Exchange Ratio shall be the quotient obtained by dividing (A) $8.625 by (B) the QuadraMed Stock Value, and
(2) if the QuadraMed Stock Value is less than $24.00, then the Exchange Ratio shall be the quotient obtained by dividing (A) $7.50 by (B) the QuadraMed Stock Value. Additionally, if the QuadraMed Stock Value is less than $20.40, then QuadraMed may elect, at its sole discretion, to cause all or any portion of the shares of Medicus Common Stock to be converted into the Per Share Cash Amount (the "QuadraMed Cash Election"). The "QuadraMed Stock Value" is equal to the average of the closing prices of QuadraMed Common Stock during the fifteen (15) days prior to the second day prior to the date of the Special Meeting. If the QuadraMed Stock Value (as defined below) is less than $20.40, then QuadraMed may, at its sole discretion, elect to have all or any portion of the shares of Medicus Common Stock converted into cash. QuadraMed will issue no more than 1,800,000 shares of QuadraMed Common Stock pursuant to the Merger and pursuant to the exercise of warrants held by certain former stockholders of Medicus, which shares are subject to pro rata allocation in the event stock elections by Medicus stockholders and warrant exercises exceed the share limitation.

         Consummation of the Merger is subject to various conditions, including the affirmative vote of holders of a majority of the outstanding shares of Medicus Common Stock entitled to vote at the Special Meeting.

         NONE OF QUADRAMED, MEDICUS, THE MEDICUS BOARD OF DIRECTORS OR THE QUADRAMED BOARD OF DIRECTORS OR TRUSTEES MAKES ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS OF MEDICUS SHOULD ELECT TO RECEIVE CASH OR SHARES. EACH MEDICUS STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION.

         All questions as to the validity, form and eligibility of any election made hereunder shall be determined by QuadraMed (or the Exchange Agent agent if QuadraMed so delegates), and such determination shall be conclusive and binding. Neither QuadraMed nor the Exhange Agent shall have any obligation to to notify any person of a defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by the Merger Agreement and all such computations shall be conclusive and binding on the holders of Medicus Common Stock. A holder of Medicus Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If QuadraMed or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall be deemed to have made a "Non-Election".

         THE UNDERSIGNED UNDERSTANDS AND AGREES THAT THE ACCEPTANCE AND DELIVERY OF ANY FORMS OF ELECTION BY OR TO THE EXCHANGE AGENT (OR ANY OTHER AUTHORIZED PERSON) WILL NOT OF ITSELF CREATE ANY RIGHT TO RECEIVE CASH OR QUADRAMED SHARES



                                       2.
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IN EXCHANGE FOR THE MEDICUS COMMON STOCK LISTED ON THIS FORM OF ELECTION AND
THAT SUCH RIGHT WILL ARISE ONLY IF THE MERGER IS CONSUMMATED AND ONLY TO THE EXTENT PROVIDED IN THE MERGER AGREEMENT. THE UNDERSIGNED FURTHER UNDERSTANDS AND AGREES THAT THE ELECTION MADE ON THIS FORM SHALL BE IRREVOCABLE UNLESS IT IS PROPERLY REVISED OR WITHDRAWN IN ACCORDANCE WITH INSTRUCTION 4 OR 5 OF THIS FORM.


              BOX A:  ELECTION AND DESCRIPTION OF SHARES DEPOSITED


________________________________________________________________________________
NAME AND ADDRESS OF HOLDER OF RECORD AS SHOWN ON RECORDS OF MEDICUS CORPORATION

  COLUMN 1           COLUMN 2         COLUMN 3         COLUMN 4         COLUMN 5

                    NUMBER OF                                           NUMBER OF
                     SHARES                                            SHARES FOR
NUMBER(S) OF       REPRESENTED                        NUMBER OF           WHICH
CERTIFICATES           BY             NUMBER OF       SHARES FOR       QUADRAMED
   TO BE           CERTIFICATES      SHARES TO BE    WHICH CASH IS     SHARES ARE
 DELIVERED         IN COLUMN 1       SURRENDERED        ELECTED          ELECTED
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       TOTALS
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


         THE TOTAL OF THE MEDICUS COMMON STOCK LISTED IN COLUMN 4 AND COLUMN 5 SHOULD EQUAL THE NUMBER OF MEDICUS COMMON STOCK LISTED IN COLUMN 3. IF THE NUMBER OF MEDICUS COMMON STOCK LISTED IN COLUMN 3 IS LESS THAN THE NUMBER OF MEDICUS COMMON STOCK LISTED IN COLUMN 2, THE EXCESS MEDICUS COMMON STOCK WILL, UNLESS OTHERWISE REQUESTED IN WRITING, BE NON-ELECTING SHARES FOR PURPOSES OF THE MERGER AGREEMENT.





                                       3.
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                                   SIGN HERE

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                            Signature(s) of Owner(s)

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Name(s)
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                                 (Please Print)
Capacity (full title)
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Address
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                               (Include Zip Code)

Area Code and Telephone Number
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Taxpayer Identification or Social Security Number
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(Must be signed by registered holder(s) exactly as name(s) appear on the certificates as indicated in Box A, or by person(s) authorized to become registered holder(s). See Instruction 2.)





                                       4.
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                  INSTRUCTIONS FOR COMPLETING FORM OF ELECTION

       FORMING PART OF THE TERMS AND CONDITIONS OF THIS FORM OF ELECTION

         RETURN DATE: EACH HOLDER OF RECORD OF MEDICUS COMMON STOCK SHALL HAVE THE RIGHT TO MAKE AN ELECTION REQUEST BY SUBMITTING THE FORM OF ELECTION, TOGETHER WITH ANY ITEMS REQUIRED BY INSTRUCTION 3 BELOW TO FIRST BANK OF BOSTON, THE EXCHANGE AGENT, BY 5:00 P.M., NEW YORK CITY TIME, ON
_________________, 1998.

         1. DELIVERY OF FORM OF ELECTION. This Form of Election should be completed and signed by the holder or holders of record of the Medicus Common Stock. This Form of Election, completely filled in and signed, together with any other documents required by Instruction 3 should be delivered by hand or sent by mail to First Bank of Boston at the address set forth on the cover page of this Form of Election. The method of delivery of all documents is at the option and risk of the stockholder, but if delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. For your convenience a return envelope is enclosed.

         2. SIGNATURES. This Form of Election must be signed by or on behalf of the holder(s) of record of the certificates. In the case of joint tenants, both should sign. If the certificates for the Medicus Common Stock deposited are registered in different forms of the name of any person signing this Form of Election (e.g., "John Smith" on one certificate and "J. Smith" on another), it will be necessary for such person either to sign this Form of Election in each way in which the certificates are registered or to sign as many Forms of Election as there are different registrations. When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such.

         3. SUPPORTING EVIDENCE. In case any Form of Election is executed by an agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there should be submitted with the Form of Election, documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer shares. Such documentary evidence of authority must be in form satisfactory to Quadramed.

         4. MODIFICATION OF ELECTION. The holder of any of the Medicus Common Stock listed on this Form of Election may at any time prior to 5:00 p.m., New York City time, on _________________, 1998 revise the request made on this Form of Election by submitting a new, subsequently dated, Form of Election identical to this Form of Election (i) containing the new election request and
(ii) signed and completed in accordance with the Instructions on this Form of Election.

         5. WITHDRAWAL OF ELECTION. The holder of the shares of Medicus Common Stock listed on this Form of Election may at any time prior to 5:00 p.m., New York City time, on _______________________, 1998 withdraw his election by written notice to Exchange Agent at the address set forth on the cover page.

         6. MISCELLANEOUS. All questions as to the validity, form and eligibility of any Election made hereunder shall be determined by QuadraMed (or the Exchange Agent agent if QuadraMed so delegates), and such determination shall be conclusive and binding. Neither QuadraMed nor the Exhange Agent shall have any obligation to to notify any person of a defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by the Merger Agreement and all such computations shall be conclusive and binding on the holders of Medicus Common Stock. A holder of Medicus Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If QuadraMed or the Exchange Agent shall determine that any purported Cash





                                       5.
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Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall be deemed to have made a "Non-Election".

         7. ADDITIONAL COPIES. Additional copies of the Form of Election may be obtained from the Exchange Agent.

         In order to be effective, this Form of Election and accompanying items must be submitted to the Exchange Agent at its address as set forth herein prior to 5:00 p.m., New York City time, on ____________________, 1998.





                                       6.